UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2014

FIRST LIBERTY POWER CORP.
Exact name of registrant as specified in its charter

Nevada	000-52928	90-0748351
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7251 W. Lake Mead Blvd, Suite 300, Las Vegas NV	89128
(Address of principal executive offices)	(Zip Code)

(702) 675-8198
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

On August 20, 2014, First Liberty Power Corp. (“First Liberty”), entered into two Mining Lease Agreements with Krugerrand LLC (“Owner”), in respect of the FLPC – Rose Creek Gold Phase 1 & 2 properties (the “Agreements”), as filed with the Securities and Exchange Commission on Form 8-K on August 26, 2014.

In a letter dated November 19, 2014, which was accepted for delivery at the address of notice on or about November 22nd, First Liberty was provided with a 15 day notice of default on the Agreements.  Upon further review of the underlying projects, First Liberty elected not to seek remediation of the default condition, therefore the Agreements terminated on or about December 6th, 2014.

There are no penalties or other costs associated with the termination of these Agreements.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Please refer to the disclosure in Item 1.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

First Liberty Power Corp.

Dated: December 12, 2014	By:	/s/ Don Nicholson
	Name:	Don Nicholson
	Title:	CEO